As filed with the Securities and Exchange Commission on November 14, 1996

                                                    Registration No. 33-________

--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                             -------------------

                                  FORM S-8
                          REGISTRATION STATEMENT
                                    UNDER
                        THE SECURITIES ACT OF 1933

                             -------------------


                        DAMARK INTERNATIONAL, INC.
         (Exact name of Registrant as specified in its charter)

               Minnesota                          41-1551116
    (State of other jurisdiction               (I.R.S. Employer
  of incorporation or organization)           Identification No.)



                        7101 Winnetka Avenue North
                      Minneapolis, Minnesota  55428
 (Address, including zip code, of Registrant's principal executive offices)

                         DAMARK INTERNATIONAL, INC.
                    1991 STOCK OPTION PLAN, AS AMENDED
                    1993 NONQUALIFIED STOCK OPTION PLAN
                    1995 NONQUALIFIED STOCK OPTION PLAN
                          (Full Title of the Plan)

                             -------------------

                               Arlyn J. Lomen
          Senior Vice President - Finance and Administration Group
                   Chief Financial Officer and Secretary
                         Damark International, Inc.
                         7101 Winnetka Avenue North
                        Minneapolis, Minnesota  55428
                               (612) 531-0066
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)


                             -------------------

(Cover page continued on next page)

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

(Cover page continued from preceding page)


                         CALCULATION OF REGISTRATION FEE

  Title of securities to be    Amount to be        Proposed maximum          Proposed maximum          Amount of
          registered            registered      offering price per share  aggregate offering price  registration fee
Class A Common Stock, par
  value $.01 per share       450,000 shares (1)          $9.88                   $4,446,000            $1,533.10

(1) Consists of the following shares: (a) 300,000 shares issuable pursuant to the Damark International, Inc. 1991 Stock Option Plan, as amended (the "Plan") which represents the increase in the number of shares reserved for issuance under such plan by an amendment approved by the Board of Directors and Shareholders in 1994; (b) 120,000 shares issuable pursuant to non-qualified stock option agreements granted in 1993 (the "1993 Options"); and
     (c) 30,000 shares issuable pursuant to a non-qualified stock option agreement granted in 1995 (the "1995 Option"). The number of shares of Class A Common Stock stated above may be adjusted in accordance with the provisions of the Plan, the 1993 Options and the 1995 Option, in the event that, during the period the Plan is in effect there is effected any increase or decrease in the number of issued shares of Class A Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan, the 1993 Options and the 1995 Option.

(2) Pursuant to Rule 457(h)(1), the aggregate offering price and the amount of the registration fee is computed based on the price of $9.88 per share, the average of the high and low prices of the Registrant's Class A Common Stock on The Nasdaq Stock Market on November 7, 1996, and assuming that 450,000 shares is the maximum number of the Registrant's securities issuable under the Plan that are covered by the Registration Statement.

                                EXPLANATORY NOTE

          As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Damark International, Inc. (the "Company") (File No. 0-19902) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996;

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996; and

     5. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1, No. 33-45056.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V, Section 5.01 of the Bylaws of the Company provides that the Company shall indemnify persons to the extent required by Minnesota Statutes,
Section 302A.521.

Section 302A.521 provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who are or were serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8:  EXHIBITS

     4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

     4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

     4.3 Damark International, Inc. 1991 Stock Option Plan, as amended (including form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement, and Exercise Letter)

     4.4 Damark International, Inc. 1993 Stock Option Agreements with Thomas A. Cusick and Joel N. Waller (1993 Nonqualified Stock Option Plan)

     4.5 Damark International, Inc. 1995 Stock Option Agreement with Ralph Strangis (1995 Nonqualified Stock Option Plan)

     5.1  Opinion of Kaplan, Strangis and Kaplan, P.A.

     23.1 Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1)

     23.2 Consent of Arthur Andersen LLP

     24.1 Powers of Attorney

ITEM 9:  UNDERTAKINGS

RULE 415 OFFERING.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FORM S-8 REGISTRATION STATEMENT.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 11, 1996.

                               DAMARK INTERNATIONAL, INC.



                               By:  /s/ Mark A. Cohn
                                   ____________________________
                                   Mark A. Cohn
                                   Chairman, President and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                       DATE
      ---------                     -----                       ----
                       Chief Executive Officer,
                       Chairman of the Board and
/s/ Mark A. Cohn       President
---------------------  (Principal Executive Officer)      November 11, 1996
  Mark A. Cohn
                       Senior Vice President - Finance
                       and Administration,
                       Chief Financial Officer
/s/ Arlyn J. Lomen     (Principal Financial Officer and
---------------------  Principal Accounting Officer)      November 11, 1996
  Arlyn J. Lomen
*
---------------------
Thomas A. Cusick       Director                           November 11, 1996

*
---------------------
Jack W. Eugster        Director                           November 11, 1996

*
---------------------
Harold Roitenberg      Director                           November 11, 1996

*
---------------------
Ralph Strangis         Director                           November 11, 1996

*
---------------------
Joel N. Waller         Director                           November 11, 1996

* By /s/ Mark A. Cohn   As attorney-in-fact for
    -----------------   the above officers and
    Mark A. Cohn        directors marked by an            November 11, 1996
    Attorney-in-Fact    asterisk.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   ----------------------
4.1  Restated Articles of Incorporation of the Company
     (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement on Form S-1 (No. 33-45056))

4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 filed as part of the Company's
     Registration Statement on Form S-1 (No. 33-45056))

4.3 Damark International, Inc. 1991 Stock Option Plan, as amended (including form of Incentive Stock Option
     Agreement, Non-Qualified Stock Option Agreement, and Exercise Letter)

4.4  Damark International, Inc. 1993 Stock Option
     Agreements with Thomas A. Cusick and Joel N. Waller
     (1993 Nonqualified Stock Option Plan)

4.5  Damark International, Inc. 1995 Stock Option
     Agreement with Ralph Strangis (1995 Nonqualified
     Stock Option Plan)

5.1  Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1 Consent of Kaplan, Strangis and Kaplan, P.A.
     (included in Exhibit 5.1)

23.2 Consent of Arthur Andersen LLP

24.1 Powers of Attorney